Exhibit 99.1
PRESS ANNOUNCEMENT

John Stewart	Claire Rowberry
Progress Software Corporation	Lewis PR
(781) 280-4101	(617) 226-8841
jstewart@progress.com	progress@lewispr.com
PROGRESS SOFTWARE REPORTS 2008 FIRST QUARTER RESULTS
Enterprise Infrastructure Business Grows 25%
Driven by Customer Deployments of SOA
BEDFORD, Mass., March 20, 2008—Progress Software Corporation (NASDAQ: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced results for its first quarter ended February 29, 2008. Revenue for the quarter was $121.6 million, up 6 percent (flat at constant currency) from $115.2 million in the first quarter of fiscal 2007. Software license revenue increased 1 percent (down 3% at constant currency) to $45.1 million from $44.7 million in the same quarter last year.
On a generally accepted accounting principles (GAAP) basis, operating income increased 39 percent to $17.1 million from $12.4 million in the first quarter of fiscal 2007. Net income increased 47 percent to $12.8 million from $8.7 million in the same quarter last year. Diluted earnings per share increased 45 percent to 29 cents from 20 cents in the first quarter of fiscal 2007.
On a non-GAAP basis, operating income increased 8 percent to $25.5 million from $23.5 million in the same quarter last year. Non-GAAP net income increased 14 percent to $18.6 million from $16.2 million in the same quarter last year and non-GAAP diluted earnings per share increased 14 percent to 42 cents per share from 37 cents in the first quarter of fiscal 2007.
The non-GAAP results in the first quarter of fiscal 2008 exclude after-tax charges of $3.0 million for stock-based compensation, $2.5 million for amortization of acquired intangibles and $0.2 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices. The non-GAAP results in the first quarter of fiscal 2007 exclude after-tax charges of $3.4 million for stock-based compensation, $3.0 million for amortization of acquired intangibles and $1.1 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
The company’s cash and short-term investments at the end of the quarter totaled $224 million. In addition, we had approximately $95 million in investments related to municipal and student loan auction rate securities that we classified as non-current on our balance sheet because these securities failed to clear at auction and we are currently unable to sell these securities in the market. The failed auctions have resulted in higher interest rates being earned on these securities, but the investments currently lack short-term liquidity.
The company purchased 1.5 million shares at a cost of $46.2 million in the first quarter of fiscal 2008. The company’s existing repurchase authorization, under which approximately 7.9 million shares remain available for repurchase, expires on September 30, 2008.

Joseph Alsop, co-founder and chief executive officer of Progress Software, stated: “We achieved very strong growth in our Enterprise Infrastructure business driven by customer deployments of SOA. OpenEdge revenue was within expectations, and although our DataDirect product line achieved slower growth than we anticipated, we believe that this product line will produce stronger results in the remainder of the year. Overall our near term business outlook is solid despite global uncertainties.”
Quarterly Highlights
•	Progress® Actional® was positioned in the leaders quadrant of the ‘Gartner 2007 Magic Quadrant for Integrated SOA Governance Technology Sets’ (www.progress.com/actional2007mq).

•	Progress Software launched Actional 7.1 comprising unique, new capabilities that position Actional as the industry’s only SOA and Web services management product family that can provide unified visibility within existing business process management (BPM) solutions, and beyond the edges of BPM processes into middleware and services. This ability to automatically connect the business process context to the underlying SOA infrastructure is a key requirement of a SOA governance strategy (www.progress.com/actional71).

•	Progress Software launches Apama® Smart Order Router (SOR) Accelerator, which advances traders’ ability to monitor and select trade execution venues and comply with stringent and complex MiFID and Reg NMS best execution requirements from among the many Exchanges, Multi-Lateral Trading Facilities (MTFs) and Dark Liquidity Pools (www.progress.com/apamasor).

•	Turquoise, the multi-lateral trading facility (MTF) established by nine leading European investment banks, announced that it has partnered with Progress Software and Detica to deliver a real-time Market Surveillance System. The combination of the Progress Apama Complex Event Processing (CEP) Platform and Detica’s market surveillance and trading expertise will deliver a real-time and post-trade market surveillance system that will capture breaches of trading rules, root out market irregularities and develop enhanced trading execution analytics (www.progress.com/turquoise).

•	Progress Software released a new version of Progress DataXtend® Semantic Integrator (SI) 8.3. This release will enable Communication Service Providers to more effectively synchronize their disparate and distributed data with new change data capture functionality (www.progress.com/dxsi83).

•	Progress Software’s Colleen Smith was recognized as a 2008 CRN Channel Chief; she was chosen for her demonstration of innovative initiatives and accomplishments over the past year (www.progress.com/crnchief).

•	Progress Software was recognized for worldwide leadership in the “Pure-Play” Embedded Database Management Systems Market in an IDC, “Worldwide Embedded DBMS 2007-2011 Forecast and 2006 Vendor Shares,” Doc # 209653, December 2007 report with the Progress OpenEdge® business application development platform. A strong ISV channel relationship and continuous product development were cited as key contributory factors (www.progress.com/idcleader).

•	Progress Software announced the selection of EasyAsk® for Operational Business Intelligence (BI) by South African companies. Nedbank, Europ Assistance, Matrix Vehicle Tracking, and Integrated Healthcare Distribution are extending their use of operational BI using EasyAsk (www.progress.com/southafrica).

•	DataDirect Technologies announced the use of DataDirect XQuery® to speed data integration and car crash information lookup by the National Highway Traffic Safety Administration and the Volpe National Transportation Systems Center (Volpe Center), both part of the U.S. Department of Transportation (DOT), to provide automotive manufacturers, industry researchers, and the general public access to highway crash information housed in their Electronic Data System (EDS) (www.progress.com/carcrash).
Customer Highlights
The following organizations became new Progress customers or partners, adopted additional Progress technologies, or made major deployments of Progress technologies in the past quarter:
Adobe Systems, Alcatel, American Family Life Assurance, Associated Newspapers, Barclay’s Global Investors, BIDS Holdings, BNP Paribas, Boeing, Boehringer Ingelheim International, BWI Systems, Ceridian, Cerner, Citigroup, City of Seattle, Cicero Group, Compuware, Copel Distribution, CRS Retail Systems, Daimler AG, Datasul, DemandTech, Dollar Thrifty Automotive, Dow Jones, EDS, Epicor, Ercot, Facilicom Services Group, FedEx, Frontier Communications, General Dynamics, GE Healthcare, General Nutrition Company, Hanley Group, Hartford Life, Hewlett-Packard, IBM, ING, Iron Mountain, KAZ Group Limited, Lockheed Martin, McGraw Hill Companies, MetLife, Nataxis Asset Management, National Institute of Enferm, National Library of Scotland, NCR, Network Research Belgium, New York Life, Nortel Networks, Optical Superstore Pearle Europe, PJM Interconnection, Port Infolink, QAD, Quantum Data Systems, Riagg Zuid, Royal Bank of Canada, RSA Security, Sage Software, Sandvine, SG Americas Operational, Specsavers, Staples, State of Colorado, State of Connecticut, Sungard Computer Services, Synaptris, Technical, Tokyo University Annexed Hospital, Turquoise, United Healthcare, Verizon Wireless, Wells Fargo, Western Asset Management and West Bend Mutual Insurance.
Business Outlook
The company is providing the following guidance for the fiscal year ending November 30, 2008:
•	Revenue is expected to be in the range of $520 million to $530 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.35 to $1.40.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.92 to $1.97.

•	The non-GAAP projections exclude after-tax charges of approximately $13 million (30 cents per share) for stock-based compensation, approximately $11 million (25 cents per share) for amortization of acquired intangibles and an estimate of approximately $1 million (2 cents per share) for professional services fees associated with our ongoing stock option investigation and derivative lawsuits.
The company is providing the following guidance for the second fiscal quarter ending May 31, 2008:
•	Revenue is expected to be in the range of $127 million to $129 million.

•	GAAP diluted earnings per share are expected to be in the range of 31 cents to 33 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 45 cents to 47 cents.

•	The non-GAAP projections exclude after-tax charges of approximately $3 million (7 cents per share) for stock-based compensation and $3 million (7 cents per share) for amortization of acquired intangibles and professional services fees associated with our ongoing stock option investigation and derivative lawsuits.
Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Conference Call
The Progress Software conference call to discuss its fiscal first quarter 2008 results will be Webcast live today at 9:00 a.m. Eastern Daylight Time on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress website (www.progress.com), together with the slide presentation for the call, under the investor relations page.
Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding the company’s business outlook, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for professional services and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company’s ability to penetrate international markets and manage its international operations; unanticipated consequences of the restatement completed in December 2006; risks associated with the SEC’s formal investigation of the company’s option-grant practices and pending shareholder litigation relating to such practices; the risk that the company will face additional claims and proceedings in connection with those stock option grant practices, including additional shareholder litigation and additional proceedings by the other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Actional, Apama, DataDirect, DataXtend, EasyAsk, OpenEdge, SonicMQ, Progress, and DataDirect XQuery are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners.
END

Progress Software Corporation
GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	February 29,	February 28,	Percent
(In thousands except per share data)	2008	2007	Change

Revenue:
Software licenses	$45,102	$44,729	1%
Maintenance and services	76,465	70,500	8%

Total revenue	121,567	115,229	6%

Costs of revenue:
Cost of software licenses	2,296	1,672	37%
Cost of maintenance and services	17,641	16,262	8%
Amortization of purchased technology	2,673	2,491	7%

Total costs of revenue	22,610	20,425	11%

Gross profit	98,957	94,804	4%

Operating expenses:
Sales and marketing	45,842	44,645	3%
Product development	20,693	20,795	0%
General and administrative	13,900	15,031	(8)%
Amortization of other acquired intangibles	1,374	1,980

Total operating expenses	81,809	82,451	(1)%

Income from operations	17,148	12,353	39%
Other income, net	3,066	1,090	181%

Income before provision for income taxes	20,214	13,443	50%
Provision for income taxes	7,378	4,705	57%

Net income	$12,836	$8,738	47%

Earnings per share:
Basic	$0.30	$0.21	43%
Diluted	$0.29	$0.20	45%

Weighted average shares outstanding:
Basic	42,238	41,068	3%
Diluted	44,174	43,437	2%

Progress Software Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended February 29, 2008			Three Months Ended February 28, 2007
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$121,567	$—	$121,567	$115,229	$—	$115,229	6%

Income from operations	$17,148	$8,346	$25,494	$12,353	$11,168	$23,521	8%
Amortization of acquired intangibles	(4,047)	4,047	—	(4,471)	4,471	—
Stock option investigation (1)	(329)	329	—	(1,682)	1,682	—
Stock-based compensation (2)	(3,970)	3,970	—	(5,015)	5,015	—

Operating margin percentage	14.1%		21.0%	10.7%		20.4%

Other income, net	$3,066	$—	$3,066	$1,090	$—	$1,090	181%

Effect on provision for income taxes from above adjustments (3)	$7,378	$2,618	$9,996	$4,705	$3,663	$8,368	19%

Net income	$12,836	$5,728	$18,564	$8,738	$7,505	$16,243	14%

Earnings per share — diluted	$0.29		$0.42	$0.20		$0.37	14%

Weighted average shares outstanding — diluted	44,174		44,174	43,437		43,437	2%

(1)	Stock option investigation expenses are included within general and administrative expenses and primarily represent professional services fees associated with the company’s investigation and shareholder derivative lawsuits related to its historical stock option grant practices.

(2)	Stock-based compensation expense, representing the fair value of equity awards under SFAS 123R, is included in the following GAAP operating expenses:

	Three Months Ended February 29, 2008			Three Months Ended February 28, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$22	$(22)	$—	31	$(31)	$—
Cost of maintenance and services	267	(267)	—	357	(357)	—
Sales and marketing	1,431	(1,431)	—	1,847	(1,847)	—
Product development	919	(919)	—	1,151	(1,151)	—
General and administrative	1,331	(1,331)	—	1,629	(1,629)	—

	$3,970	$(3,970)	$—	$5,015	$(5,015)	$—

Amounts primarily represent the fair value of equity awards under SFAS 123R. Stock-base compensation expense for the three months ended February 28, 2007 also includes $0.1 million for the cash settlement of equity awards to former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans and reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2007.

(3)	The Non-GAAP provision for taxes was calculated reflecting an effective rate of 35% for the three months ended February 29, 2008 and 34% for the three months ended February

Progress Software Corporation
Condensed Consolidated Balance Sheets

	February 29,	November 30,
(In thousands)	2008	2007

Assets
Cash and short-term investments	$224,083	$339,525
Accounts receivable, net	92,453	93,998
Other current assets	34,563	30,900

Total current assets	351,099	464,423

Property and equipment, net	65,131	64,949
Goodwill and intangible assets, net	212,491	208,988
Investments	95,275	—
Other assets	23,446	23,468

Total	$747,442	$761,828

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$71,902	$92,983
Short-term deferred revenue	152,441	135,487

Total current liabilities	224,343	228,470

Long-term deferred revenue	10,801	11,200
Other liabilities	10,257	4,284
Shareholders’ equity:
Common stock and additional paid-in capital	229,416	240,647
Retained earnings	272,625	277,227

Total shareholders’ equity	502,041	517,874

Total	$747,442	$761,828

Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	February 29,	February 28,
(In thousands except per share data)	2008	2007

Cash flows from operations:
Net income	$12,836	$8,738
Depreciation, amortization and other noncash items	10,618	12,022
Other changes in operating assets and liabilities	(3,642)	(8,510)

Net cash flows from operations	19,812	12,250
Capital expenditures	(2,581)	(6,103)
Investments	(95,275)	—
Acquisitions, net of cash acquired	(5,728)	—
Share issuances (repurchases), net	(34,772)	(13,556)
Other	3,102	(86)

Net change in cash and short-term investments	(115,442)	(7,495)
Cash and short-term investments, beginning of period	339,525	241,315

Cash and short-term investments, end of period	$224,083	$233,820